UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011

Virtus Investment Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Virtus Investment Partners, Inc. (the “Company”) with the Securities and Exchange Commission on May 3, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation.  No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Company’s shareholders held on April 28, 2011, the holders of the Company’s Common Stock and Series B Preferred Stock, voting together, cast the highest number of votes for voting “every three years” as compared to “every one year” or “every two years” with regard to the advisory (non-binding) vote on the frequency of future shareholder votes on executive compensation.  Based on these results and consistent with the previous recommendation of the Company’s Board of Directors (the “Board”), the Board determined at its meeting held on July 28, 2011, its first regular meeting since the Annual Meeting, that the Company will hold an advisory (non-binding) vote on executive compensation on a triennial basis (every three years) until the next required advisory (non-binding) vote on the frequency of executive compensation. The Company is required to hold advisory votes on frequency at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: August 2, 2011	By:	/s/ Mark S. Flynn

Name: Mark S. Flynn Title: Executive Vice President, General Counsel, Secretary and Chief Compliance Officer